TD to Expand in the Southeastern U.S. with Acquisition of First Horizon

•	Accelerates U.S. growth strategy, creating top 6 U.S. bank with immediate presence and scale in fast growing TD-adjacent markets

•	Creates important future growth opportunities through combination of First Horizon and TD capabilities and customer-centric business models

•	Financially compelling; all-cash transaction leverages TD’s strong capital position and liquidity; immediately accretive to adjusted EPS at closing

•	TD committed to retaining client-facing bankers with no planned closures of First Horizon banking centers in connection with the transaction

•	TD to expand upon First Horizon’s investments in local communities

TORONTO, CHERRY HILL and MEMPHIS – February 28, 2022 -- TD Bank Group (“TD” or “the Bank”) (TSX and NYSE: TD) and First Horizon Corporation (“First Horizon”) (NYSE: FHN) today announced that they have signed a definitive agreement for TD to acquire First Horizon in an all-cash transaction valued at US$13.4 billion, or US$25.00 for each common share of First Horizon. Through this financially compelling transaction, TD accelerates its long-term growth strategy in the United States by acquiring a premier regional bank with an aligned culture and risk-management framework.

“First Horizon is a great bank and a terrific strategic fit for TD. It provides TD with immediate presence and scale in highly attractive adjacent markets in the U.S. with significant opportunity for future growth across the Southeast,” said Bharat Masrani, Group President and Chief Executive Officer, TD. “Working with the First Horizon team, TD will build upon the success of its strong franchise and deliver the legendary customer experiences that differentiate us in every market across our footprint.”

Following the closing of the transaction, Bryan Jordan, President and Chief Executive Officer of First Horizon, will join TD as Vice Chair, TD Bank Group, reporting to Bharat Masrani and will join the TD Senior Executive Team. He will also be named to the Boards of Directors of TD’s U.S. banking entities as a director and Chair. Jordan will continue to be based in Memphis.

“We have built a very strong business at First Horizon, and by joining forces with TD, we will create extraordinary value for our key stakeholders with a shared customer-centric strategy, enhanced scale and a broader product set for our clients. This is a true growth story,” said Jordan. “We have long respected TD as a leader in U.S. banking and are confident that its continued and growing investments in our local markets will extend our long history of community support. Thank you to our First Horizon associates for their efforts and dedication to our clients and communities as we continue to deliver for them every day. We look forward to successfully completing this transaction and are excited to join TD.”

“I am very pleased that Bryan and talented leaders from across First Horizon will join TD. Their deep customer and community relationships and proven success driving growth will be of tremendous value as we integrate our teams and deliver for the millions we serve,” added Masrani.

Leo Salom, Group Head, U.S. Retail, TD Bank Group, and President and CEO, TD Bank, America’s Most Convenient Bank®, will lead the combined businesses.

“I am excited to welcome First Horizon’s associates, leaders and valued customers to TD once the transaction closes. As one team, with complementary businesses, distribution channels and a shared culture of best-in-class customer service, we will chart the next phase of growth together,” said Salom. “The Southeastern U.S. represents a tremendous opportunity for TD and the addition of First Horizon’s commercial and specialty banking capabilities will position us as a leading national player in commercial banking. We will combine our resources and capabilities and continue to invest in the region as we focus on delivering the most differentiated banking experience in our markets.”

A Top 6 U.S. Bank

On a pro forma basis excluding merger adjustments, TD’s U.S. franchise1 will be a top 6 U.S. bank, with approximately US$614 billion in assets and a network of 1,560 stores, serving over 10.7 million U.S. customers across 22 states; globally, TD Bank Group will have approximately C$1,841 billion in assets, with over 2,600 branches serving the needs of more than 27.5 million customers2.

First Horizon is headquartered in Memphis, Tennessee, with assets of US$89 billion as of December 31, 2021. First Horizon operates 412 branches and serves over 1.1 million consumer, business and commercial customers across 12 states. TD will benefit from First Horizon’s strong regional presence, including leadership positions in Tennessee and Louisiana, additional density in Florida, the Carolinas and Virginia, and important footholds in the attractive Atlanta, Georgia, and Dallas and Houston, Texas markets.

Collectively, populations in First Horizon’s markets are expected to grow approximately 50% faster than the U.S. national average, with some markets far exceeding that level, offering important future growth opportunities as TD invests in the region.

1 TD Group US Holdings and First Horizon as of December 31, 2021. Pro forma metrics for customers and stores reflect latest reported figures

2 TD Bank Group as of October 31, 2021 and First Horizon as of December 31, 2021 using a USD-CAD exchange rate of 1.26x. Pro forma metrics for customers and branches reflect latest reported figures

Transaction Highlights

The transaction is expected to be immediately accretive at closing to TD’s adjusted EPS and over 10% accretive to 2023E adjusted EPS on a fully-synergized basis3. The transaction is expected to result in a fully-synergized return on invested capital of 10% in 20234. The purchase price represents a 9.8 times multiple of First Horizon’s 2023E fully-synergized earnings4 and a 2.1 times multiple to First Horizon’s estimated tangible book value at close5. TD expects to achieve approximately US$610 million in pre-tax cost synergies equal to 33% of First Horizon’s 2023E non-interest expense6 through a combination of technology and systems consolidation, and other operational efficiencies. TD expects to incur total merger and integration costs of US$1.3 billion primarily in the first two years following close.

The transaction is expected to close in the first quarter of TD’s 2023 fiscal year, and is subject to customary closing conditions, including approvals from First Horizon’s shareholders and U.S. and Canadian regulatory authorities. If the transaction does not close prior to November 27, 2022, First Horizon shareholders will receive, at closing, an additional US$0.65 per share on an annualized basis for the period from November 27, 2022 through the day immediately prior to the closing. The transaction will terminate, unless otherwise extended, if it does not close by February 27, 2023.

TD expects to use excess capital on its balance sheet for the transaction, reflecting its robust capital and liquidity position. Concurrent with this announcement, TD separately announced that the automatic share purchase plan established for its normal course issuer bid will automatically terminate in accordance with its terms.

At close, TD’s Common Equity Tier 1 ratio is expected to be above 11%7.

Based on First Horizon’s December 31, 2021 balance sheet, the acquisition would add approximately US$55 billion of loans and US$75 billion of deposits to TD’s balance sheet, and TD would expect to take a credit mark at close of US$880 million, or 161 basis points of loans.

In addition, TD has agreed to invest US$494 million in non-voting First Horizon preferred stock (convertible in certain circumstances into up to 4.9% of First Horizon’s common stock) to

3 Adjusted EPS is a non-GAAP measure. Non-GAAP financial measures and ratios used in this press release are not defined terms under IFRS (for TD Bank) or under U.S. GAAP (for First Horizon) and, therefore, may not be comparable to similar terms used by other issuers. Adjusted EPS accretion metrics are calculated on the basis of average analyst consensus estimates for TD’s adjusted net income and median analyst consensus estimates for First Horizon’s adjusted net income. Fully-synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022

4 Calculated on the basis of the median analyst consensus estimate of First Horizon’s adjusted net income. Fully-synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022

5 First Horizon’s balance sheet at close has been estimated based on the median analyst consensus estimate of First Horizon’s adjusted net income and dividends

6 Calculated on the basis of the median analyst consensus estimate of First Horizon’s non-interest expense excluding the amortization of intangibles

7 Based on TD’s and First Horizon’s estimated balance sheets, and assuming transaction closing on November 1, 2022, including transaction related impacts support First Horizon’s growth and franchise enhancement, including employee retention programs.

A Shared Commitment to Local Communities

Once the transaction is completed, Memphis, First Horizon’s current headquarters, will be an important regional hub for TD in the U.S. Southeast, supporting customers and operations and contributing to local communities and economies. TD is also committed to retaining First Horizon’s client-facing bankers, with no planned branch closures as a result of the transaction. In addition, upon closing, US$40 million will be contributed to a First Horizon foundation.

TD’s purpose, to enrich the lives of our customers, communities and colleagues, is embedded in the Bank’s strategy and is reflected in its unique and inclusive culture.

The TD Ready Commitment brings TD’s philanthropy, people and business together to deliver positive impact in local markets.

“First Horizon and TD share a common belief that we can only thrive when the communities in which we live and work thrive. TD is committed to growing our presence and investments across the states in which First Horizon operates,” concluded Masrani.

Advisors

TD Securities and J.P. Morgan served as financial advisors and Simpson Thacher & Bartlett LLP and Torys LLP served as legal advisors to TD. Morgan Stanley & Co. LLC served as financial advisor and Sullivan and Cromwell LLP served as legal advisor to First Horizon.

Conference call and supplemental information

TD will host a conference call on February 28 at 8:00 a.m. ET. Presentation materials will be available on the TD website at www.td.com/investor in advance of the call. A listen-only telephone line will be available at 416-641-6150 or 1-866-696-5894 (toll free) and the passcode is 2727354#.

The audio webcast will be archived at www.td.com/investor. Replay of the teleconference will be available from 5:00 p.m. ET on February 28, 2022, until 11:59 p.m. ET on March 14, 2022 by calling 905-694-9451 or 1-800-408-3053 (toll free) and the passcode is 8313844#.

About TD

The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Group (“TD” or the “Bank”). TD is the fifth largest bank in North America by assets and serves more than 26 million customers in three key businesses operating in a number of locations in financial centres around the globe: Canadian Retail, including TD Canada Trust, TD Auto Finance Canada, TD Wealth (Canada), TD Direct Investing, and TD Insurance; U.S. Retail, including TD Bank, America’s Most Convenient Bank®, TD Auto Finance U.S., TD Wealth (U.S.), and an investment in The Charles Schwab Corporation; and Wholesale Banking, including TD Securities. TD also ranks among the world’s leading online financial services firms, with more than 15 million active online and mobile customers. TD had CDN$1.7 trillion in assets on October 31, 2021. The Toronto-Dominion Bank trades under the symbol “TD” on the Toronto and New York Stock Exchanges.

About First Horizon

First Horizon (NYSE: FHN), with $89.1 billion in assets as of December 31, 2021, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, mortgage, and title insurance services. First Horizon has been recognized as one of the nation’s best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.firsthorizon.com

Statement Regarding Forward-looking Information

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and applicable Canadian securities legislation, with respect to First Horizon Corporation’s (“First Horizon”) and The Toronto-Dominion Bank’s (“TD Bank”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target”, “plan”, “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon and TD Bank, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s and TD Bank’s respective reports filed with the U.S. Securities and Exchange Commission (the “SEC”), and TD Bank’s other filings with Canadian regulators, as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and TD Bank; the outcome of any legal proceedings that may be instituted against First Horizon or TD Bank, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD Bank to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Horizon and TD Bank do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon and TD Bank success in executing their respective business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of the Superintendent of Financial Institutions legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon and TD Bank.

Assumptions about First Horizon and TD Bank’s current and expected financial performance (including balance sheet, income statement and regulatory capital figures), expected capital availability for the proposed transaction, expected closing date of the proposed transaction, expected synergies (and timing to achieve), integration and restructuring costs, assumed purchase price accounting (including fair value marks), costs of financing, foreign exchange rates, and future regulatory capital requirements, including the Office of the Superintendent of Financial Institutions’ announced Basel III reforms effective in the second quarter of fiscal 2023, were considered by TD Bank in estimating its expected return on invested capital, adjusted EPS accretion and/or TD Bank’s expected regulatory capital ratios. Examples of material assumptions made by TD Bank in the forward-looking statements, including TD Bank’s expectations regarding the costs and financial impact of the transaction, include assumptions regarding First Horizon’s future net income, transaction costs, transaction process, timeline to close and/or integrate the acquisition, expected synergies, future TD Bank capitalization, tax rate, currency conversion rate, and financial results. Assumptions about TD Bank’s integration plan, the efficiency and duration of integration and the alignment of organizational responsibilities were material factors TD Bank considered in estimating integration costs.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2021, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, www.firsthorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC, and in TD Bank’s Annual Report on Form 40-F for the year ended October 31, 2021 filed with the SEC and available in the “Investor Relations” section of TD Bank’s website, www.td.com, under the heading “Regulatory Filings” and in other documents TD Bank files with the SEC (available at www.sec.gov) and applicable securities regulators in Canada (available at www.sedar.com). All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to First Horizon and TD Bank.

Any forward-looking statements contained in this document represent the views of First Horizon and TD Bank only as of the date hereof and are presented for the purpose of assisting their respective shareholders and analysts in understanding First Horizon’s and TD Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. Neither First Horizon nor TD Bank undertakes to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation.

Important Other Information

In connection with the proposed transaction, First Horizon intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION.

Investors and shareholders of First Horizon will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444.

Participants in the Solicitation

TD Bank and First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

For more information:

TD

Investor Relations: Brooke Hales, 416-307-8647, Brooke.Hales@td.com

Media Relations: Natasha Ferrari, 416-400-9098, Natasha.Ferrari@td.com

First Horizon

Investor Relations: Ellen Taylor, 901-523-4450

Media Relations: Beth Ardoin, 337-278-6868